SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )


Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /    Preliminary  Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /    Definitive Proxy Statement
/x/    Definitive Additional Materials
/ /    Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                         THE FIRST AUSTRALIA FUND, INC.
                         ------------------------------
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/    No fee required.
/ /    Fee  computed  on  table below  per  Exchange  Act Rules  14a-6(i)(1) and
       0-11.

       (1)     Title of each class of securities to which transaction applies:

       (2)     Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       (4)     Proposed maximum aggregate value of transaction:

       (5)     Total fee paid:

/ /    Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)     Amount Previously Paid:

       (2)     Form, Schedule or Registration Statement No.:

       (3)     Filing Party:

       (4)     Date Filed:

                                                                          [LOGO]

                                                                           FIRST
                                                                       AUSTRALIA
                                                                            FUND

April 7, 1999

Dear First Australia Fund Shareholder:

The April 23, 1999 Annual Meeting is fast approaching. We strongly urge you to vote FOR the re-election of your Class II directors and AGAINST DDA's Proposals TODAY by returning the WHITE proxy card in the enclosed postage-paid envelope.

              Why You Should Support The Fund - In Just Two Lines:

                                [GRAPHIC OMITTED]

          [Graph Depicting the Total Market Return with Distributions Reinvested for the First Australia Fund (+59.0%) VERSUS S&P 500 (+35.9%)
          From August 31, 1998 Through March 31, 1999 (Quoted in US$)]


 ------------------------------------------------------------------------------
|    Look what we've done for shareholders in just the last seven months...    |
|                                                                              |
|       * The discount to NAV: more than halved, to a recent low of 12.6%.     |
|                                                                              |
|                      * Total return to shareholders: 59%.                    |
|                                                                              |
|                             * Share price: up 50%.                           |
|                                                                              |
|       * Two cash distributions: 40.5 cents per share, paid out of income     |
|         plus realized capital gains.                                         |
|                                                                              |
|          * An additional 20 cent distribution payable April 16, 1999.        |
|                                                                              |
|      * ...And we've done all this with an expense ratio that is among the    |
|           lowest of all similar funds.                                       |
 ------------------------------------------------------------------------------

                         The choice is yours - you can:

* Support experienced directors, under whose leadership a new management team is producing outstanding results for shareholders

                                       or

X Take a risk with DDA's untried hand-picked nominees, who have no sure-fire answer to the discount - and whose proposals could destroy the Fund.

      Do not be misled...understand who DDA is and what DDA really means!

X DDA are short-term market opportunists. They want to replace five of your existing experienced directors with their own nominees.

o Four out of five of DDA's hand-picked nominees for the Board are DDA's own employees. We believe they represent the interests of DDA only.

o DDA's own proxy materials indicate that their nominees have few qualifications to manage a specialized international fund such as The First Australia Fund. They have no stated experience in Australian investment markets.

X DDA has also introduced other proposals which, if passed, could leave the Fund without a manager, could seriously lower the value of your investment in the Fund and increase your tax liabilities. They could also lead to the Fund's ultimate dismemberment and liquidation.

   For example, Proposal 4 recommends that the Board "take whatever steps necessary" to realize net asset value within 60 days. This goal is
   impossible  to  achieve  for  all  shareholders   without   liquidating  or
   open-ending the Fund -- effectively destroying the Fund.

X Here is what DDA says about the schemes its candidates would consider if elected. The first is a full tender offer for all of the Fund's shares at NAV. That is essentially the same as liquidating the Fund and would trigger tax liabilities.

             Is that why you invested in The First Australia Fund?
            To liquidate the portfolio, and to pay additional taxes?

X DDA's second scheme is to offer shareholders the option of an "in-kind, proportionate distribution of the Fund's portfolio." What could this mean? To use DDA's own words, "...the Fund could become so small that it is impractical to operate...a merger or liquidation of the Fund might then become necessary."

   Taxes? Liquidation? Ask yourself if you, and your investment in the Fund, would be better off if DDA's Proposal 4 was adopted.

X Let's look at another of DDA's proposals: Proposal 3 asks that EquitiLink International Management Limited be terminated as the Fund's manager. However, no alternative is proposed. Indeed, DDA acknowledges that "it is possible that there will be a period of time during which the Fund will not have an independent manager responsible for the management and supervision of its investment portfolio."

Do you want your Fund without an independent manager? Is that in your best interests?

                      Your Board's Record of Building Value

Your Board has always been committed to building value for shareholders, and to exploring ways to address the discount from NAV without destroying your Fund.

* Some years ago, your Board initiated a share repurchase program. This had no lasting effect on the discount.

* A new portfolio management team is in place. It has achieved outstanding results for Fund shareholders. Over the past seven months, total return is up 59%.

* Your Directors have instituted a high cash quarterly distribution policy. The cash distribution rate for 1999 has been set by the Board at 9%.

* Your Directors have also successfully initiated a comprehensive series of meetings by management with analysts in major brokerage firms. This has increased market awareness and created substantial buying interest in the Fund.

All these initiatives undertaken by the Board and management have contributed to the Fund's outstanding performance. Over the last seven months, the share price has risen over 50% and the discount has been as low as 12.6%.

                     We believe in the Fund and its future.

Your Chairman and President have invested their own money to buy over 1.6 million of the Fund's shares.1

 ------------------------------------------------------------------------------
|                                                                              |
|                   In order to protect your investment and to                 |
|                  continue its strong growth, we strongly urge                |
|                    you to vote on the enclosed WHITE proxy                   |
|                                     card:                                    |
|                                                                              |
|                          *  FOR Proposals 1 and 2                            |
|                                       and                                    |
|                  *  AGAINST DDA's Proposals 3, 4, 5 and 6                    |
|                                                                              |
 ------------------------------------------------------------------------------

Once you have voted the WHITE proxy card, you should not return any proxy card you may receive from DDA.

--------
1 On March 23, 1999, EquitiLink Limited and EquitiLink U.S.A., Inc., both of which are controlled by Laurence M. Freedman, Chairman of the Fund, and Brian M. Sherman, President of Fund, purchased 1,624,627 shares of the Fund, accompanied by proxies from holders as of the record date of the Meeting as to 1,624,127 shares, for a total purchase price of approximately $13.9 million. $1,868,500 of the purchase price was obtained by an unsecured demand borrowing from Hestian Pty. Limited, which is controlled by Mr. Sherman, and $1,868,500 was obtained by an unsecured demand borrowing from Link Enterprises (Holding) Pty. Limited, which is controlled by Mr. Freedman. As a result of these purchases, EquitiLink Limited now owns 1,171,227 shares, EquitiLink U.S.A., Inc. now owns 453,400 shares and Messrs. Freedman and Sherman now share voting and investment power for a total of 1,674,684 shares, or 9.8% of the outstanding shares. The business address of EquitiLink Limited is Level 3, 190 George Street, Sydney, N.S.W. 2000, Australia. The business address of EquitiLink U.S.A., Inc., which is a Delaware corporation, is 45 Broadway, New York, New York 10006.

                             We want you to know...

* A substantial majority - 11 of 13 - of the Directors are independent of the Fund's Manager.

* All Directors are committed to act solely in the best interests of all shareholders.

* Your Fund Directors have outstanding qualifications. They are uniquely qualified to help the Fund achieve its long-term growth objective.

* All Directors know the Fund and the challenges and opportunities of managing a portfolio of Australian equity securities.

We appreciate your continuing support.

Sincerely,




/s/ Laurence S. Freedman                          /s/ Brian M. Sherman

LAURENCE S. FREEDMAN                              BRIAN M. SHERMAN
Chairman                                          President

 -------------------------------------------------------------------------------
|                                                                              |
|                          TO PROTECT YOUR INVESTMENT:                         |
|                                                                              |
|                        *  VOTE FOR Proposals 1 and 2                         |
|                                      and                                     |
|                 *  VOTE AGAINST DDA's Proposals 3, 4, 5 and 6                |
|                                                                              |
 ------------------------------------------------------------------------------

                             Important Instructions

          If your shares are held in the name of your bank or broker, only they can vote your shares. Please return the enclosed
        WHITE PROXY CARD to your bank or broker in the envelope provided or contact the person responsible for your account and give instructions to vote FOR Proposals 1 and 2 and AGAINST
                            Proposals 3, 4, 5 and 6.

         IF YOU HAVE ANY QUESTIONS OR REQUIRE ANY ASSISTANCE IN VOTING
             YOUR SHARES PLEASE CONTACT: INNISFREE M&A INCORPORATED
                                 1-888-750-5834
                              www.factcentral.com

                         THE FIRST AUSTRALIA FUND, INC.

            THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 Annual Meeting of Shareholders - April 23, 1999

     The undersigned hereby appoints William J. Potter, Brian M. Sherman and Laurence S. Freedman, and each of them, the proxies of the undersigned, with power of substitution to each of them, to vote all shares of the common stock of The First Australia Fund, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of The First Australia Fund, Inc. to be held at One Seaport Plaza, New York, New York on April 23, 1999 at 10:00 a.m. (Eastern time) and at any adjournment or postponement thereof. By signing this proxy card on the reverse side, the undersigned authorizes the appointed proxies to vote in their discretion on any other business which may properly come before the meeting or any adjournments or postponements thereof.

--------------------------------------------------------------------------------
                      PLEASE VOTE, DATE AND SIGN ON REVERSE
                  AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?               DO YOU HAVE ANY COMMENTS:

-----------------------------------     ----------------------------------------

-----------------------------------     ----------------------------------------

-----------------------------------     ----------------------------------------

(X) Please mark your votes as in this example

This proxy, when properly executed, will be voted in the manner directed. If no direction is made, this proxy will be voted FOR Items 1, and 2 and AGAINST Items 3, 4, 5 and 6.

--------------------------------------------------------------------------------

Your Board of Directors recommends a vote FOR Proposals 1 & 2 below
                                          ---
--------------------------------------------------------------------------------

1. Election of 5 Directors for a three year term:

   FOR ALL  / /                      WITHHOLD ON ALL  / /
                                     FOR ALL EXCEPT   / /
   Nominees: M. Fraser, H.A. Jacobs, Jr., H.A. Knight, R.H. McCoy, B.M. Sherman FOR, except withhold vote from following nominees:___________________________

2. Ratification of selection of independent public accountants

   FOR  / /           AGAINST  / /               ABSTAIN  / /

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

Your Board of Directors recommends a vote AGAINST Proposals 3-6 below

--------------------------------------------------------------------------------

3. Shareholder proposal to terminate the Investment Management Agreement with EquitiLink

   FOR  / /           AGAINST  / /               ABSTAIN  / /

4. Shareholder proposal that the Board take whatever steps necessary for shareholders to receive net asset value for their shares within 60 days of the Meeting

   FOR  / /           AGAINST  / /               ABSTAIN  / /

5. Shareholder proposal that all Directors not standing for reelection who oppose Item 4 resign

   FOR  / /           AGAINST  / /               ABSTAIN  / /

6. Shareholder proposal to reimburse shareholder proponent's fees and expenses

   FOR  / /           AGAINST  / /               ABSTAIN  / /


DATE ____________________, 1999

_______________________________

_______________________________
Signatures(s)

Please sign exactly as name(s) appear(s) on this proxy card. If signing for a corporation or partnership or as an agent or attorney, indicate the capacity in which you are signing. If signing as trustee, custodian or other fiduciary, please state your title.


                                       2